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                                                                     EXHIBIT 5.1

                 FORM OF OPINION OF FULBRIGHT & JAWORSKI L.L.P.

                   [Letterhead of Fulbright & Jaworski L.L.P.]

December ___, 2001



Telynx, Inc.
6006 North Mesa Street
El Paso, Texas  79912

Dear Sir or Madam:

We refer to the Registration Statement on Form SB-2 (the "Registration Statement"), filed by Telynx, Inc. (the "Company") on behalf of the selling stockholders listed in such Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 240,334,368 shares (the "Shares") of the Company's Class A Common Stock, $.01 par value (the "Common Stock"). The Shares are comprised of shares of Common Stock that are issued and outstanding (the "Issued Shares"), and that are issuable (the "Issuable Shares") upon the conversion of the outstanding subordinated notes (the "Notes") or the exercise of the outstanding warrants (the "Warrants").

As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, (i) the Issued Shares have been duly and validly authorized and are legally issued, fully paid and nonassessable, and (ii) the Issuable Shares have been duly and validly authorized, and subsequent to the conversion of the Notes or the exercise of the Warrants against payment therefor, as applicable, will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required under Section 7 of the Act or the rules and regulations of the Commission to be filed with the Registration Statement under the provisions of the Act.



                                Very truly yours,